UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2014

ZIPREALTY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of Principal Executive Offices)

(Zip Code)

510-735-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed, ZipRealty, Inc., a Delaware corporation (the “Company”), Realogy Group LLC, a Delaware limited liability company (“Realogy”) and a wholly-owned indirect subsidiary of Realogy Holdings Corp., and Honeycomb Acquisition, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Realogy (“Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Realogy, through Purchaser, commenced an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $6.75 per share net to the seller in cash (the “Offer Price”), without interest and less any applicable withholding taxes.

The Offer expired at 5:00 p.m., New York City time, on August 13, 2014 (the “Expiration Date”), as scheduled and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Realogy and Purchaser that, as of the Expiration Date, a total of 16,755,368 Shares had been validly tendered and not withdrawn pursuant to the Offer, which tendered Shares represent approximately 76.48% of the outstanding Shares. As a result, all conditions to the Offer were satisfied, and Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date, and payment for such Shares has been made to the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The Depositary also advised Realogy and Purchaser that it has received notices of guaranteed delivery with respect to 821,068 additional Shares, representing approximately 3.75% of the outstanding Shares.

In order to obtain a sufficient number of Shares to effect a “short-form” merger under applicable Delaware law, on August 14, 2014, Purchaser exercised its option under the Merger Agreement (the “Top-Up Option”) to purchase from the Company a number of newly issued Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned by Purchaser at the time of such exercise, constituted one Share more than 90% of the Shares outstanding (after giving effect to the issuance of the Top-Up Shares). Immediately following the issuance of the Top-Up Shares to Purchaser, Purchaser owned in excess of 90% of the outstanding Shares at such time.

Following Purchaser’s acceptance for payment of all Shares validly tendered and not properly withdrawn pursuant to the Offer on August 13, 2014 and Purchaser’s subsequent exercise of the Top-Up Option, Purchaser merged with and into the Company on August 14, 2014, with the Company surviving as a wholly-owned indirect subsidiary of Realogy (the “Merger”) in accordance with the applicable provisions of Delaware law that authorize completion of the Merger without a vote or meeting of the Company’s stockholders.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on the NASDAQ will be suspended as of the close of trading on August 14, 2014. The Company also intends to file with the SEC a Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification of Rights of Security Holders.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As described in the Introductory Note above, at the Acceptance Time, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. As a result of the acceptance of such Shares, a change in control of the Company has occurred.

As described above, the Merger was completed on August 14, 2014. The Merger was governed by Section 253 of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Share then outstanding (other than Shares that are held by any stockholders who are entitled to and who properly demanded appraisal in connection with the Merger) was converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes, except for Shares then owned by Realogy or Purchaser and Shares held in treasury of the Company, which Shares were cancelled and retired and ceased to exist, and no consideration will be delivered in exchange therefor.

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $166 million (inclusive of paying holders of in-the-money ZipRealty stock options, whether vested or unvested at the time of the Merger, for each option owned by such holders, the excess of $6.75 over the exercise price of the applicable option), without giving effect to related transaction fees and expenses. Realogy provided Purchaser with sufficient funds to purchase all Shares validly tendered in the Offer and not withdrawn and to pay for the acquisition of the remaining Shares in the Merger. Realogy funded the payment from its available cash on hand.

The information contained in the Introductory Note and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement furnished as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 15, 2014, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the effective time of the Merger, Alexander E. Perriello, III and Marilyn J. Wasser remain the only directors of the Company immediately after the effective time of the Merger. Accordingly, each of Charles C. Baker, Elisabeth H. DeMarse, Robert C. Kagle, Stanley M. Koonce, Jr., Gary A. Wetsel and Donald F. Wood ceased serving as a director of the Board of Directors of the Company at the effective time of the Merger. All of the executive officers of ZipRealty resigned as of the effective time of the Merger other than Charles C. Baker, as Chief Executive Officer, and James Wilson, as Senior Vice President of Technology, who will remain as executive officers of ZipRealty post merger. In addition, the existing officers of Purchaser immediately prior to the effective time of the Merger, Dea Benson, as Senior Vice President, Anthony E. Hull, as Executive Vice President and Treasurer, Alexander E. Perriello, III, as President, Seth I. Truwit, as Senior Vice President and Assistant Secretary, Marilyn J. Wasser, as Executive Vice President and Secretary, and David J. Weaving, as Executive Vice President, became officers of ZipRealty, holding the same positions as with Purchaser, immediately after the effective time of the Merger.

Information about Mesdames Benson and Wasser and Messrs. Hull, Perriello, Truwit and Weaving is contained in the Offer to Purchase dated July 16, 2014 filed by Realogy and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on July 16, 2014, as subsequently amended, which information is incorporated herein by reference.

The disclosure contained in the Introductory Note is incorporated herein by reference. The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement furnished as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 15, 2014.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation of the Company and the bylaws of the Company were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2 hereto, which are incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On August 14, 2014, Realogy Holdings Corp. issued a press release announcing the expiration and results of the Offer and the expected consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2014, by and among ZipRealty, Inc., Realogy Group LLC and Honeycomb Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to ZipRealty’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2014)

3.1	Amended and Restated Certificate of Incorporation of ZipRealty, Inc. as of August 14, 2014

3.2	Amended and Restated Bylaws of ZipRealty, Inc. as of August 14, 2014

99.1	Press release issued by Realogy Holdings Corp., dated as of August 14, 2014 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 5 to the Tender Offer Statement on Schedule TO of Purchaser, filed by Realogy and Purchaser with the SEC on August 14, 2014, File No. 333-148153).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: August 15, 2014	By:	/s/ Marilyn J. Wasser
Marilyn J. Wasser
Executive Vice President and Secretary

INDEX TO EXHIBITS

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2014, by and among ZipRealty, Inc., Realogy Group LLC and Honeycomb Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to ZipRealty’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2014)

3.1	Amended and Restated Certificate of Incorporation of ZipRealty, Inc. as of August 14, 2014

3.2	Amended and Restated Bylaws of ZipRealty, Inc. as of August 14, 2014

99.1	Press release issued by Realogy Holdings Corp., dated as of August 14, 2014 (incorporated by reference to Exhibit (a)(5)(D) to Amendment No. 5 to the Tender Offer Statement on Schedule TO of Purchaser, filed by Realogy and Purchaser with the SEC on August 14, 2014, File No. 333-148153)